Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST		Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688

FOR IMMEDIATE RELEASE
CONTACT:	Charles Boyle	October 25, 2019
Chief Financial Officer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS 2019 THIRD QUARTER FINANCIAL RESULTS

Consolidated Results of Operations - Three-Month Periods Ended September 30, 2019 and 2018:

KING OF PRUSSIA, PA - Universal Health Realty Income Trust (NYSE:UHT) announced today that for the three-month period ended September 30, 2019, reported net income was $4.7 million, or $.34 per diluted share, as compared to $4.4 million, or $.32 per diluted share, during the third quarter of 2018.

As calculated on the attached Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our funds from operations (“FFO”), were $11.4 million, or $.83 per diluted share, during the third quarter of 2019, as compared to $10.7 million, or $.78 per diluted share, during the third quarter of 2018.

Consolidated Results of Operations - Nine-Month Periods Ended September 30, 2019 and 2018:

For the nine-month period ended September 30, 2019, our reported net income was $13.1 million, or $.95 per diluted share, as compared to $19.8 million, or $1.44 per diluted share, during the first nine months of 2018.

As also calculated on the Supplemental Schedule, our FFO were $33.3 million, or $2.42 per diluted share, during the first nine months of 2019, as compared to $34.2 million, or $2.49 per diluted share, during the first nine months of 2018.

As reflected on the attached Supplemental Schedule, our financial results for the nine-month period ended September 30, 2019 included a gain of $250,000, or $.01 per diluted share, related to the sale of a parcel of land located at one of our buildings. Our financial results for the nine-month period ended September 30, 2018 included $4.5 million, or $.33 per diluted share, of hurricane insurance recoveries in excess of damaged property write-downs received in connection with damage sustained from Hurricane Harvey which occurred in August, 2017. Excluding the impact of these items from each respective nine-month period, and as calculated on the Supplemental Schedule, our adjusted net income was $12.9 million, or $.94 per diluted share, during the nine-month period ended September 30, 2019, as compared to $15.2 million, or $1.11 per diluted share, during the nine-month period ended September 30, 2018.

Our net income, adjusted net income and FFO for the nine months ended September 30, 2018 included a net increase of approximately $1.3 million, or $.10 per diluted share, related to the favorable impact from a lease termination agreement entered into during the second quarter of 2018 ($1.7 million, or $.12 per diluted share), partially offset by the unfavorable impact of the non-recurring repairs and remediation expenses incurred at one of our medical office buildings ($400,000, or $.02 per diluted share). In addition, our net income, adjusted net income and FFO during the nine months ended September 30, 2018 included the favorable impact of approximately $1.2 million, or $.08 per diluted share, resulting from business interruption insurance recovery proceeds recorded during the nine-month period ended September 30, 2018.  Included in this amount, which covered the period of late August, 2017 through June 30, 2018 (after satisfaction of the applicable deductibles), was approximately $500,000, or $.04 per diluted share, related to the period of August, 2017 through December 31, 2017.

Dividend Information:

The third quarter dividend of $.68 per share, or $9.4 million in the aggregate, was declared on September 4, 2019 and paid on September 30, 2019.

Capital Resources Information:

At September 30, 2019, we had $205.7 million of borrowings outstanding pursuant to the terms of our $300 million credit agreement and $94.3 million of available borrowing capacity. The credit agreement has a scheduled maturity date of March, 2022, however, we have the option to extend the maturity date for up to two additional six-month periods.

Lease Expirations/Vacancies of Two Hospital Facilities:

As disclosed in our Form 10-K for the year ended December 31, 2018, and our Forms 10-Q for the quarters ended March 31, 2019 and June 30, 2019, the tenants in two of our hospital facilities had provided notice to us that they did not intend to renew the leases upon the scheduled expiration of the respective facilities. The combined revenues generated from the leases on these two hospital facilities comprised approximately 2% of our consolidated revenues during each of the years ended December 31, 2018 and 2017.

The leases on these two hospital facilities, located in Evansville, Indiana, and Corpus Christi, Texas, expired on May 31, 2019 and June 1, 2019, respectively. The Evansville, Indiana hospital tenant entered into a short-term lease with us (which expired on September 30, 2019), at a substantially increased lease rate as compared to the original lease rate. The lease revenue generated from this facility amounted to $842,000 during the three-month period ended September 30, 2019 (as compared to $178,000 per quarter pursuant to the terms of the original lease). The tenant that occupied the hospital in Evansville, Indiana, vacated the property on September 30, 2019 and the tenant that occupied the hospital in Corpus Christi, Texas, vacated the property on June 1, 2019.

Although we are in the process of marketing each property for lease to new tenants, should these properties remain vacant for an extended period of time, or should we experience decreased lease rates on future leases, as compared to prior/expired lease rates, or incur substantial renovation costs to make the properties suitable for other operators/tenants, our future results of operations could be materially unfavorably impacted.

New Construction Projects:

Behavioral Health Hospital - Clive, Iowa

In late July, 2019, a wholly-owned subsidiary of ours entered into an agreement to build and lease a newly constructed 108-bed behavioral health care hospital located in Clive, Iowa. The lease on this facility, which is triple net and has an initial term of 20 years with five, 10-year renewal options, was executed with Clive Behavioral Health, LLC, a joint venture between Universal Health Services, Inc. (“UHS”) and Catholic Health Initiatives-Iowa, Corp. (d/b/a Mercy One Des Moines Medical Center).

Construction of this hospital, for which we have engaged a wholly-owned subsidiary of UHS to act as project manager, is expected to be completed in the fall of 2020. The hospital lease will commence upon issuance of the certificate of occupancy. The approximate cost of the project is estimated at $37.5 million and the initial annual rent is estimated to be approximately $2.7 million.

Medical Office Building - Denison, Texas

In September, 2019, we entered into an agreement whereby we will own a 95% ownership interest in Grayson Properties II LP, which will develop, construct, own and operate the Texoma Medical Plaza II, a 75,000 rentable square feet medical office building (“MOB”) located in Denison, Texas. This MOB, which is scheduled to be completed in late 2020, will be located on the campus of Texoma Medical Center, a hospital that is owned and operated by a wholly-owned subsidiary of UHS.  A 10-year master flex lease has been executed with the wholly-owned subsidiary of UHS for approximately 50% of the rentable square feet of the MOB, which is subject to reduction contingent upon future occupancy of the building. We have committed to invest up to $17.9 million in equity or member loans in the development and construction of this MOB.

Adoption of ASU 2016-02, “Leases (Topic 842): Amendments to the FASB Accounting Standards Codification”:

Effective January 1, 2019, we adopted ASU 2016-02 which requires lessees to, among other things, recognize right-of-use assets and lease liabilities on the balance sheet. As a result of our adoption of ASU 2016-02, in connection with ground leases where we are the lessee, our consolidated balance sheet as of September 30, 2019 includes right-of-use land assets ($9.0 million) and ground lease liabilities ($9.0 million). Prior period financial statement amounts were not adjusted for the effects of this new standard.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, rehabilitation hospitals, sub-acute care facilities, medical/office buildings, free-standing emergency departments and childcare centers. We have investments in seventy-one properties located in twenty states, including two that are currently under construction.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare and healthcare real estate industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A - Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2018 and in Item 2 – Forward-Looking Statements and Certain Risk Factors in our Form 10-Q for the quarterly period ended June 30, 2019), may cause the results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that adjusted net income and adjusted net income per diluted share (as reflected on the attached Supplemental Schedules), which are non-GAAP financial measures (“GAAP” is Generally

Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items that are non-recurring or non-operational in nature including items such as, but not limited to, gains on transactions and hurricane proceeds in excess of damaged property write-downs.

Funds from operations (“FFO”) is a widely recognized measure of performance for Real Estate Investment Trusts (“REITs”). We believe that FFO and FFO per diluted share, which are non-GAAP financial measures, are helpful to our investors as measures of our operating performance. We compute FFO, as reflected on the attached Supplemental Schedules, in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. FFO adjusts for the effects of gains, such as gains on transactions and hurricane recovery proceeds in excess of damaged property write-downs during the periods presented.  To the extent a REIT recognizes a gain or loss with respect to the sale of incidental assets, such as the sale of land peripheral to operating properties, the REIT has the option to exclude or include such gains and losses in the calculation of FFO.  We have opted to exclude gains and losses from sales of incidental assets in our calculation of FFO.  FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) a measure of our liquidity, or; (iv) an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO is reflected on the Supplemental Schedules included below.

To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2018 and our report on Form 10-Q for the quarterly period ended June 30, 2019. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three and Nine Months Ended September 30, 2019 and 2018

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues:
Lease revenue - UHS facilities (a.)	$5,821	$5,633	$17,265	$16,987
Lease revenue- Non-related parties	13,555	12,886	39,464	37,785
Other revenue - UHS facilities	230	78	652	215
Other revenue - Non-related parties	260	231	923	2,491
	19,866	18,828	$58,304	$57,478
Expenses:
Depreciation and amortization	6,430	6,232	19,564	18,630
Advisory fees to UHS	1,011	975	2,963	2,827
Other operating expenses	5,566	5,118	16,106	15,771
	13,007	12,325	38,633	37,228
Income before equity in income of unconsolidated limited liability companies ("LLCs"), interest expense, hurricane insurance recovery proceeds and gain	6,859	6,503	19,671	20,250
Equity in income of unconsolidated LLCs	453	351	1,337	1,205
Hurricane insurance recovery proceeds in excess of damaged property write-downs	-	-	-	4,535
Hurricane business interruption insurance recovery proceeds	-	-	-	1,162
Gain on sale of land	-	-	250	-
Interest expense, net	(2,659)	(2,480)	(8,132)	(7,369)
Net income	$4,653	$4,374	$13,126	$19,783
Basic earnings per share	$0.34	$0.32	$0.96	$1.44
Diluted earnings per share	$0.34	$0.32	$0.95	$1.44

Weighted average number of shares outstanding - Basic	13,735	13,726	13,731	13,721
Weighted average number of shares outstanding - Diluted	13,757	13,726	13,751	13,721

(a.) Includes bonus rental on UHS hospital facilities of $1,428 and $1,216 for the three-month periods ended September 30, 2019 and 2018, respectively, and $4,174 and $3,746 for the nine-month periods ended September 30, 2019 and 2018, respectively.

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the Three Months Ended September 30, 2019 and 2018

(in thousands, except per share amounts)

(unaudited)

Calculation of Adjusted Net Income

	Three Months Ended		Three Months Ended
	September 30, 2019		September 30, 2018
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$4,653	$0.34	$4,374	$0.32
Adjustments:
Subtotal adjustments to net income	-	-	-	-
Adjusted net income	$4,653	$0.34	$4,374	$0.32

Calculation of Funds From Operations (“FFO”)

	Three Months Ended		Three Months Ended
	September 30, 2019		September 30, 2018
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$4,653	$0.34	$4,374	$0.32
Plus: Depreciation and amortization expense:
Consolidated investments	6,430	0.47	6,065	0.44
Unconsolidated affiliates	280	0.02	254	0.02
FFO	$11,363	$0.83	$10,693	$0.78
Dividend paid per share		$0.680		$0.670

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the Nine Months Ended September 30, 2019 and 2018

(in thousands, except per share amounts)

(unaudited)

Calculation of Adjusted Net Income

	Nine Months Ended		Nine Months Ended
	September 30, 2019		September 30, 2018
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$13,126	$0.95	$19,783	$1.44
Adjustments:
Less: Hurricane insurance recovery proceeds in excess of damaged property write-downs	-	-	(4,535)	(0.33)
Less: Gain on sale of land	(250)	(0.01)	-	-
Subtotal adjustments to net income	(250)	(0.01)	(4,535)	(0.33)
Adjusted net income	$12,876	$0.94	$15,248	$1.11

Calculation of Funds From Operations (“FFO”)

	Nine Months Ended		Nine Months Ended
	September 30, 2019		September 30, 2018
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$13,126	$0.95	$19,783	$1.44
Plus: Depreciation and amortization expense:
Consolidated investments	19,564	1.42	18,175	1.32
Unconsolidated affiliates	854	0.06	779	0.06
Less: Hurricane insurance recovery proceeds in excess of damaged property write-downs	-	-	(4,535)	(0.33)
Less: Gain on sale of land	(250)	(0.01)	-	-
FFO	$33,294	$2.42	$34,202	$2.49
Dividend paid per share		$2.035		$2.005

Universal Health Realty Income Trust

Consolidated Balance Sheets

(dollar amounts in thousands, except share data)

(unaudited)

	September 30,	December 31,
	2019	2018
Assets:
Real Estate Investments:
Buildings and improvements and construction in progress	$563,760	$557,650
Accumulated depreciation	(189,330)	(173,316)
	374,430	384,334
Land	54,726	53,396
Net Real Estate Investments	429,156	437,730
Investments in limited liability companies ("LLCs")	5,120	5,019
Other Assets:
Cash and cash equivalents	6,515	5,036
Lease and other receivables from UHS	3,011	2,739
Lease receivable - other	7,080	7,469
Intangible assets (net of accumulated amortization of $25.5 million and $27.6 million, respectively)	14,944	17,407
Right-of-use land assets, net	8,951	-
Deferred charges and other assets, net	9,103	8,356
Total Assets	$483,880	$483,756
Liabilities:
Line of credit borrowings	$205,650	$196,400
Mortgage notes payable, non-recourse to us, net	61,153	64,881
Accrued interest	370	450
Accrued expenses and other liabilities	12,103	11,765
Ground lease liabilities, net	8,951	-
Tenant reserves, deposits and deferred and prepaid rents	11,028	11,650
Total Liabilities	299,255	285,146
Equity:
Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none issued and outstanding	-	-
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2019 - 13,757,059; 2018 - 13,746,803	138	137
Capital in excess of par value	266,478	266,031
Cumulative net income	655,442	642,316
Cumulative dividends	(737,994)	(710,006)
Accumulated other comprehensive income	561	132
Total Equity	184,625	198,610
Total Liabilities and Equity	$483,880	$483,756